Exhibit 3.29

IN DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

STATE OF HAWAII

In the Matter of the Organization	)
)
of	)
)
REP HOLDINGS, LTD.	)
)

ARTICLES OF INCORPORATION

CADES SCHUTTE FLEMING & WRIGHT
Mark A. Hazlett, Esq.
1000 Bishop Street
Honolulu, Hawaii 96813

 IN DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS

STATE OF HAWAII

In the Matter of the Organization	)
)
of	)
)
REP HOLDINGS, LTD.	)
)

ARTICLES OF INCORPORATION

The undersigned, desiring to fom a corporation (the “Corporation”) under the laws of the State of Hawaii, hereby adopts the following Articles of Incorporation:

ARTICLE I

Corporate Name

The name of the Corporation is REP HOLDINGS, LTD.

ARTICLE II

Authorized Shares

The Corporation is authorized to issue One Thousand (1,000) common shares.

ARTICLE III

Place of Business

The street address of the initial office of the Corporation is 2155 Kalakaua Avenue, Suite 500, Honolulu, Hawaii 96815.

ARTICLE IV

Directors and Officers

The names and residence addresses of the two (2) persons constituting the initial board of directors and of the officers are:

NAME AND OFFICE	RESIDENCE ADDRESS

Andre S. Tatibouet	3131 Noela Drive
President, Treasurer	Honolulu, Hawaii 96815
and Director

Beverly A. Kirk, Vice President,	316-1 Molo Street
Secretary and Director	Kailua, Hawaii 96734

ARTICLE V

Denial of Preemptive Rights

No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of directors.

ARTICLE VI

Limitation of Liability of Directors

The personal liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by Hawaii law.

I certify, in accordance with Section 415-55, Hawaii Revised Statutes, that I have read the above Articles of Incorporation and that they are true and correct to the best of my knowledge.

Witness my hand this 30th day of April, 1998.

/s/ Mark A. Hazlett
Mark A. Hazlett